UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2023

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BURU WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On August 22, 2023, the Board of Directors (the "Board") of Nuburu, Inc. (the "Company") approved an increase in the size of the Board from six to seven directors and appointed John Bolton to the Board. Mr. Bolton will serve as a Class I director with an initial term expiring at the Company’s 2026 Annual Meeting of Shareholders or upon his earlier death, resignation or removal. Additionally, the Board has also appointed Mr. Bolton to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

Mr. Bolton is an attorney, diplomat, consultant and political commentator. He was the National Security Advisor to former President Donald Trump and served as the United States Ambassador to the United Nations from 2005 to 2006. He has spent many years of his career in public service and held high-level positions in the Administrations of Presidents Ronald Reagan, George H. W. Bush and George W. Bush. As an attorney, Ambassador Bolton was in private practice in Washington, DC from 1974 to 2018, except when he was in government service. He graduated with a BA, summa cum laude, from Yale College and received his JD from Yale Law School. We believe Mr. Bolton is qualified to serve on our board of directors based on his extensive experience in the defense, energy, and aerospace markets and his leadership expertise.

There is no arrangement or understanding between Mr. Bolton and any other person pursuant to which he was appointed as a director of the Company. Additionally, there is no transaction between Mr. Bolton and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Bolton is independent under the listing standards of the NYSE American LLC. As a non-employee director, Mr. Bolton will receive the standard compensation and equity awards paid to non-employee directors of the Company. Director compensation is described under “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2023. The Company will also enter into an indemnity agreement with Mr. Bolton in the same form as its standard form of indemnity agreement with its other directors. The description of Mr. Bolton’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached as Exhibit 10.27 to the Company’s Form 8-K filed on February 6, 2023.

Item 7.01 Regulation FD Disclosure.

On August 23, 2023, the Company issued a press release entitled "NUBURU Appoints John Bolton to its Board of Directors,” which is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuburu, Inc.

Date:	August 23, 2023	By:	/s/ Brian Knaley
		Name: Title:	Brian Knaley Chief Financial Officer